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                                                                    Exhibit 5.16


                                                      Bell Gully
                                                      Royal & SunAlliance Centre
                                                      48 Shortland Street
                                                      P O Box 4199
                                                      Auckland  New Zealand

                                                      Telephone 64  9  916 8800
                                                      Facsimile 64  9  916 8801
                                                      www.bellgully.com
                                                      DX CP 20509


                               [BELL GULLY LETTERHEAD] BARRISTERS AND SOLICITORS



Each Company listed in the Schedule


                                                 Contact Murray King
                                                 Direct line 64  9  916 8971
                                                 Email murray.king@bellgully.com
                                                 Matter no. 02-285-8308


                                                 March 5, 2004


Dear Sirs

9-3/4% SERIES B SENIOR SUBORDINATED NOTES DUE 2012

1.    INTRODUCTION

1.1 We have acted as special New Zealand counsel to GF Finance (N.Z.) Limited, Goodman Fielder Milling & Baking New Zealand Limited, Goodman Fielder New Zealand Limited, Meadow Lea Foods Limited, NZ Margarine Holdings Limited and Quality Bakers New Zealand Limited (the GOODMAN FIELDER SUBSIDIARIES) and Goodman Finance Limited (together, the COMPANIES), in connection with the offer to exchange (the EXCHANGE OFFER) by Burns Philp Capital Pty Limited, an Australian corporation (the ISSUER) and wholly owned subsidiary of Burns, Philp & Company Limited (BURNS PHILP), of U.S.$400,000,000 aggregate principal amount of 9-3/4% Series B Senior Subordinated Notes due 2012 (the EXCHANGE NOTES) which are being registered under the Securities Act of 1933, as amended (the SECURITIES
      ACT), for its existing 9-3/4% Senior Subordinated Notes due 2012 (the OLD NOTES), as described in the Registration Statement on Form F-4 relating to the Exchange Offer (as amended or supplemented, the Registration Statement), initially filed with the United States Securities and Exchange Commission (the COMMISSION) on 9 August 2002.

1.2 The Old Notes were issued, and the Exchange Notes are proposed to be issued, under an indenture dated as of 21 June 2002 (the INDENTURE), among the Issuer, Burns Philp and certain subsidiaries of Burns Philp (together with each of the Companies, the SUBSIDIARY GUARANTORS) and The Bank of New York, a New York banking corporation, as Trustee (the TRUSTEE).

1.3 The terms of the Exchange Notes to be issued are substantially identical to the Old Notes, except for certain transfer restrictions and registration rights relating to the Old Notes. The Old Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed by each of the Subsidiary Guarantors on a senior subordinated basis. Capitalised terms used but not defined herein shall have the meanings assigned thereto in the Indenture.

1.4   The Indenture is an exhibit to the Registration Statement.

1.5 For the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including:

      (a) the Supplemental Indenture dated 7 February 2003 between Goodman Finance Limited (previously Burns Philp Finance New Zealand Limited), the Additional Subsidiary Guarantors (as defined therein), the Issuer, the Existing Subsidiary Guarantors (as defined therein) and the Trustee;

      (b) the Supplemental Indenture dated 11 February 2004 between the Goodman Fielder Subsidiaries, the Issuer, the Existing Subsidiary Guarantors (as defined therein) and the Trustee;




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      (c)   certificate dated 5 March 2004 given by a director of Goodman
            Finance Limited;



      (d) certificate dated 5 March 2004 given by a director of each of the Goodman Fielder Subsidiaries;



      (e) a copy of the constitution, and certain other filed documents of each of the Companies as disclosed in an online search of the public records of the Company on 23 May 2003, 4 June 2003, 16 June 2003 and updated on 3 March 2004;


      (f) power of attorney dated 14 January 2003 given by Goodman Finance Limited (previously BPCNZ1 Limited) to the persons named therein for the purposes specified therein;

      (g) power of attorney dated 2 February 2004 given by each of the Goodman Fielder Subsidiaries to the persons named therein for the purposes specified therein.

      The documents described in (a) and (b) above are together referred to as the RELEVANT DOCUMENTS. The documents described in (c) and (d) above are together referred to as the OFFICER'S CERTIFICATES;

In rendering such opinion, we have relied as to factual matters upon the representations, warranties and other statements made in the Indenture.

2.    SCOPE OF OPINION

      This opinion:

      (a) relates solely to New Zealand law in force on the date of this opinion;

      (b) is given on the basis that it will be construed in accordance with New Zealand law; and

      (c)   relates solely to matters of law.

3.    ASSUMPTIONS

      In our examination, we have assumed, without any independent verification:

      (a) the authenticity of all signatures, seals and markings on, and the authenticity, completeness and conformity to the original of, the copy and counterpart documents examined by us;

      (b) that each paragraph of each of the Officer's Certificates is and remains complete and accurate in all respects, and is not misleading, other than the paragraph in relation to due execution; and

      (c) that the information obtained from the searches referred to in paragraph 1.5(e) is complete, accurate and up-to-date.

4.    OPINION

      Based upon the foregoing, and subject to the exceptions, qualifications, limitations and assumptions herein set forth, we are of the opinion that:

      (a) each of the Companies is duly incorporated and is a registered company under the Companies Act 1993 of New Zealand;


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      (b)   each of the Companies has full power and authority, and all necessary regulatory and statutory consents and approvals to execute and perform its obligations under each of the Relevant Documents to which it is a party;

      (c) the execution by each of the Companies of, and the performance by each of the Companies of its obligations under, the Relevant Documents has been duly authorised by all requisite corporate action on the part of the Companies in relation to each of the Relevant Documents to which it is a party;

      (d) each Company has executed each of the Relevant Documents to which it is a party in accordance with the Companies Act 1993; and

      (e) the execution by each of the Companies of, and performance by each of the Companies of its obligations under, each of the Relevant Documents, and compliance by each of the Companies with all of the provisions thereof, will not result in a breach or violation of:

            (i) any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or, any order of any governmental agency or body or any court of New Zealand having jurisdiction over the Companies or any of their properties; or

            (ii)  the constitution of the relevant Company.

5.    RELIANCE AND FILING

5.1 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

5.2 The foregoing opinion is rendered as of the date hereof and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

5.3 This opinion is addressed to you personally for the purposes of the Relevant Documents. This opinion may not, without our prior written consent, be:

      (a) relied on by or disclosed to another person (other than existing holders of, or potential investors in, the Exchange Notes); or

      (b)   relied on for another purpose; or

      (c) (other than in the circumstances set forth in paragraph 5.1 above) filed with a government or other agency or other person quoted or referred to in a public document.

Notwithstanding the foregoing, Dewey Ballantine LLP may rely on this opinion with respect to matters of New Zealand law for the purposes of its opinion filed as an exhibit to the Registration Statement, as if the opinion had been addressed to it.

This opinion is strictly limited to the matters stated in it. It does not apply by implication to other matters.

Yours faithfully
BELL GULLY


/s/ Bell Gully